Financial Industries Corporation Announces Completion of Real Estate Sale



AUSTIN, Texas - (BUSINESS WIRE) - June 2, 2005 - Financial Industries Corporation ("FIC") (Pink Sheets: FNIN.PK) announced today that it completed the sale of River Place Pointe, a commercial office building project located in Austin, Texas. The sale closed on June 1, 2005.

Investors Life Insurance Company of North America ("Investors Life"), a subsidiary of FIC, sold the project to River Place Pointe, L.P., an unaffiliated third party. Aspen Growth Properties, Inc. is the general partner of the purchaser. The River Place Pointe development consists of seven office buildings totaling approximately 600,000 square feet, with associated parking, drives and related improvements.

Investors Life has entered into a five-year lease with the purchaser with respect to one of the River Place Pointe buildings.

The information in this release relating to FIC's operations, future business developments, and contingencies and uncertainties constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance products. For more information on FIC, go to http://www.ficgroup.com.

CONTACT:
Financial Industries Corporation, Austin
Brad Cohen, 512-404-5128
ir@ficgroup.com